EXHIBIT 21

SUBSIDIARIES OF AMERICAN EXPRESS COMPANY
as of December 31, 2025

Unless otherwise indicated by an asterisk (*), all of the voting securities of these subsidiaries are directly or indirectly owned by the registrant. The indentation reflects the principal parent of each subsidiary.

Name	Country Name	Jurisdiction
American Express Company	United States	New York
56th Street AXP Campus LLC	United States	Arizona
American Express Banking Corp.	United States	New York
American Express Travel Related Services Company, Inc.	United States	New York
AE Innovation Labs Holdings, LLC	United States	Delaware
American Express Innovation Laboratories Limited	Ireland	Ireland
American Express Company (Mexico) S.A. de C.V.	Mexico	Mexico
American Express Insurance Services, Agente de Seguros, S.A. de C.V.	Mexico	Mexico
American Express Credit Corporation	United States	Delaware
American Express Credit Mexico, LLC	United States	Delaware
American Express Netherlands B.V.	Netherlands	Netherlands
American Express Overseas Credit Corporation Limited	Jersey	Jersey
AEOCC Funding Australia Limited	Jersey	Jersey
AEOCC Management Company Limited	Jersey	Jersey
American Express Overseas Credit Corporation N.V.	Netherlands Antilles	Netherlands Antilles
Credco Receivables Corp.	United States	Delaware
American Express International (NZ), Inc.	United States	Delaware
American Express Israel Ltd.	Israel	Israel
American Express Kabbage Inc.	United States	Delaware
Kabbage Payments, LLC	United States	Delaware
American Express Limited	United States	Delaware
American Express (Malaysia) SDN. BHD.	Malaysia	Malaysia
American Express European Holdings B.V.	Netherlands	Netherlands
American Express Holdings G.K.	Japan	Japan
American Express International, Inc.	United States	Delaware
AE Exposure Management Limited	Jersey	Jersey
American Express (India) Private Limited	India	India
American Express Business Solutions (India) Private Limited	India	India
American Express (Thai) Company Limited	Thailand	Thailand
American Express Asia Network Consulting (Beijing) Limited Company	China	China

American Express Australia Limited	Australia	Victoria
American Express Group Services Limited	United Kingdom	England and Wales
American Express Holdings 2 Limited	United Kingdom	England and Wales
American Express Europe, LLC	United States	Delaware
American Express Holdings Limited	United Kingdom	England and Wales
American Express Services Europe Limited	United Kingdom	England and Wales
American Express de Espana, S.A. (Sociedad Unipersonal)	Spain	Spain
Amex Asesores de Seguros, S.A. (Sociedad Unipersonal)	Spain	Spain
American Express Europe, S.A.	Spain	Spain
American Express Italia S.r.l.	Italy	Italy
American Express UK Pension Plan Trustees Limited	United Kingdom	England and Wales
American Express International (Taiwan), Inc.	China	Taiwan
American Express International Holdings, LLC	United States	Delaware
American Express Argentina S.A.	Argentina	Argentina
American Express Holdings (France) SAS	France	France
American Express France SAS	France	France
American Express Canada Holdings B.V.	Netherlands	Netherlands
Amex Agenzia Assicurativa S.r.l.	Italy	Italy
Amex Canada Inc.	Canada	Ontario
American Express Carte-France	France	France
American Express Japan Co., Ltd.	Japan	Japan
American Express Payment Services Limited	United Kingdom	England and Wales
American Express Payments Europe, S.L.	Spain	Spain
American Express Services India Private Limited	India	India
American Express Swiss Holdings GmbH	Switzerland	Switzerland
Swisscard AECS GmbH*	Switzerland	Switzerland
American Express TLS HK Limited	China	Hong Kong
American Express, spol. s r.o.	Czech Republic	Czech Republic
Amex Funding Management Holdings Limited	Jersey	Jersey
Amex (Middle East) B.S.C. (closed)*	Bahrain	Bahrain
American Express Saudi Arabia (C) JSC*	Saudi Arabia	Saudi Arabia
Amex Al Omania LLC*	Oman	Oman
AMEX (Middle East) QFC LLC*	Qatar	Qatar
Amex Egypt Company Limited Liability Company*	Egypt	Egypt
AMEX Insurance Agency (Taiwan) Inc.	China	Taiwan
Loyalty Partner GmbH	Germany	Germany
Loyalty Partner Holdings B.V.	Netherlands	Netherlands

PAYBACK Italia S.r.l.	Italy	Italy
Loyalty Partner Solutions GmbH	Germany	Germany
Payback GmbH	Germany	Germany
Loyalty Partner Polska Sp. z o.o.	Poland	Poland
PAYBACK Austria GmbH	Austria	Austria
Pocket Concierge Inc.	Japan	Japan
American Express Netherlands Holdings B.V.	Netherlands	Netherlands
American Express Brasil Assessoria Empresarial Ltda.	Brazil	Brazil
American Express Nigeria Limited	Nigeria	Nigeria
PT American Express Indonesia	Indonesia	Indonesia
American Express Marketing & Development Corp.	United States	Delaware
American Express National Bank	United States	United States
American Express Receivables Financing Corporation III LLC	United States	Delaware
American Express Prepaid Card Management Corporation	United States	Arizona
American Express Receivables Financing Corporation II	United States	Delaware
American Express Receivables Financing Corporation VIII LLC	United States	Delaware
Amex Bank of Canada	Canada	Ontario
Amex Services, Inc.	United States	Delaware
Asesorias e Inversiones American Express Chile Limitada	Chile	Chile
AXP Insurance Master Trust	United States	New York
Cavendish Holdings, Inc.	United States	Delaware
Center ID Corp.	United States	Delaware
Touchstone ID Corp.	Canada	British Columbia
Express (Hangzhou) Technology Service Company Limited*	China	China
LoungeBuddy, Inc.	United States	Delaware
Mez Mobile, Inc.	United States	Delaware
Resy Network, Inc.	United States	Delaware
Rooam, Inc.	United States	New York
Tock LLC	United States	Delaware
Travellers Cheque Associates Limited	United Kingdom	England and Wales
AMEX Assurance Company	United States	Illinois
AAC Statutory Trust	United States	Delaware
Amexco Insurance Company	United States	Vermont
Rexport, Inc.	United States	Delaware